    As filed with the Securities and Exchange Commission on May 30, 2001

                                                          Registration No. 333-
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   --------
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        Sunrise Assisted Living, Inc.
          ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
      ------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                  54-1746596
                   ----------------------------------------
                     (I.R.S. employer identification no.)

                    7902 Westpark Drive, McLean, VA 22102
                    -------------------------------------
             (Address of principal executive offices) (Zip code)

                            2001 Stock Option Plan
                            ----------------------
                           (Full title of the plan)

                         Thomas B. Newell, President
                        Sunrise Assisted Living, Inc.
                    7902 Westpark Drive, McLean, VA 22102
                    -------------------------------------
                   (Name and address of agent for service)

                                (703) 273-7500
      ------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                                   Copy to:

                           George P. Barsness, Esq.
                            Hogan & Hartson L.L.P.
                               Columbia Square
                         555 Thirteenth Street, N.W.
                            Washington, D.C. 20004
                                (202) 637-5600

                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
Title of securities              Amount to be         Proposed maximum           Proposed maximum           Amount of
  to be registered                registered      offering price per share   aggregate offering price   registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share           750,000               $21.48 (1)             $16,110,000 (1)            $4,027.50
---------------------------------------------------------------------------------------------------------------------------

         (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, as of May 22, 2001 solely for the purpose of calculating the registration fee.

                          Exhibit Index is on page 8

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Sunrise Assisted Living, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b)      The Registrant's Form 8-K dated March 9, 2001;

         (c)      The Registrant's Form 10-Q for the quarter ended March 31,
                  2001;

         (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Form 8-A filed with the Commission on May 16, 2001; and

         (e) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, which documents will be part of the registration statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Registrant's Amended and Restated By-laws (the "By-laws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by the Delaware Law. Under the By-laws, the Registrant must advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

         The Registrant has entered into separate indemnification agreements with certain of its directors and officers. Each indemnification agreement provides for, among other things: (i) indemnification against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under applicable law and (ii) prompt advancement of expenses to any indemnified party in connection with his or her defense against any claim.

         The Registrant also maintains directors' and officers' liability insurance.

                                  * * * * *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                                Description
-------                               -----------
  5         Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered.

  23.1      Consent of Ernst & Young LLP

  23.2      Consent of Hogan & Hartson L.L.P.
            (See Exhibit 5)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 30th day of May, 2001.

                                            SUNRISE ASSISTED LIVING, INC.



                                            By: /s/ Paul J. Klaassen
                                               --------------------------------
                                                 Paul J. Klaassen
                                                 Chairman of the Board and
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                           TITLE                                DATE
/s/ Paul J. Klaassen
------------------------------------
Paul J. Klaassen                        Chairman of the Board                       May 30, 2001
                                        and Chief Executive Officer
                                        (Principal Executive Officer)


/s/ Larry E. Hulse
------------------------------------
Larry E. Hulse                          Chief Financial Officer                     May 30, 2001
                                        (Principal Financial Officer)


/s/ Carl G. Adams
------------------------------------
Carl G. Adams                           Chief Accounting Officer                    May 30, 2001
                                        (Principal Accounting Officer)


/s/ David W. Faeder
------------------------------------
David W. Faeder                         Vice Chairman of the Board                  May 30, 2001


/s/ Ronald V. Aprahamian
------------------------------------
Ronald V. Aprahamian                    Director                                    May 30, 2001

SIGNATURE                                TITLE                                           DATE
/s/ David G. Bradley
------------------------------------
David G. Bradley                        Director                                    May 30, 2001


/s/ Craig R. Callen
------------------------------------
Craig R. Callen                         Director                                    May 30, 2001


/s/ Thomas J. Donohue
------------------------------------
Thomas J. Donohue                       Director                                    May 30, 2001


/s/ Teresa M. Klaassen
------------------------------------
Teresa M. Klaassen                      Director                                    May 30, 2001


/s/ Peter A. Klisares
------------------------------------
Peter A. Klisares                       Director                                    May 30, 2001


/s/ J. Douglas Holladay
------------------------------------
J. Douglas Holladay                     Director                                    May 30, 2001

                                EXHIBIT INDEX

Exhibit
Number                     Description                                                  Page
-------                    -----------                                                  ----
       5                   Opinion of Hogan & Hartson L.L.P. regarding
                           the legality of the shares being registered.

       23.1                Consent of Ernst & Young LLP

       23.2                Consent of Hogan & Hartson L.L.P.
                           (See Exhibit 5)